Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 29	Trade Date: 2/13/2006
(To Prospectus dated July 8, 2005)	Issue Date: 2/16/2006

The date of this Pricing Supplement is February 13, 2006

CUSIP or Common Code:	41013NE53

Price to Public:	100.000%

Principal Amount:	$3,414,000.00

Proceeds to Issuer:	$3,396,076.50

Discounts and Commissions:	0.525%

Reallowance:	0.150%

Dealer:	99.550%

Maturity Date:	4/15/2009

Stated Annual Interest Rate:	Floating Rate Note

Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.

Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding March 15, 2006.

Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning March 15, 2006.

Day Count Convention:	30/360

Interest Rate Basis:	Consumer Price Index Adjustment Rate

Index Maturity:	N/A

Spread:	+1.65%

Initial Interest Rate:	5.07%

Maximum Interest Rate:	N/A

Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:	Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding March 15, 2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:	The 15th day of each month during the term of the notes, beginning March 15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 29	Trade Date: 2/13/2006
(To Prospectus dated July 8, 2005)	Issue Date: 2/16/2006

The date of this Pricing Supplement is February 13, 2006

CUSIP or Common Code:	41013NE87

Price to Public:	100.000%

Principal Amount:	$1,507,000.00

Proceeds to Issuer:	$1,494,190.50

Discounts and Commissions:	0.850%

Reallowance:	0.150%

Dealer:	99.250%

Maturity Date:	2/15/2011

Stated Annual Interest Rate:	Floating Rate Note

Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.

Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding March 15, 2006.

Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning March 15, 2006.

Day Count Convention:	30/360

Interest Rate Basis:	Consumer Price Index Adjustment Rate

Index Maturity:	N/A

Spread:	+1.80%

Initial Interest Rate:	5.22%

Maximum Interest Rate:	N/A

Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:	Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding March 15, 2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:	The 15th day of each month during the term of the notes, beginning March 15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A

Original Issue Discount[2]:	N/A

Other Material Terms (if any):	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 29	Trade Date: 2/13/2006
(To Prospectus dated July 8, 2005)	Issue Date: 2/16/2006

The date of this Pricing Supplement is February 13, 2006

CUSIP or Common Code:	41013NF29

Price to Public:	100.000%

Principal Amount:	$509,000.00

Proceeds to Issuer:	$502,383.00

Discounts and Commissions:	1.300%

Reallowance:	0.200%

Dealer:	98.800%

Maturity Date:	2/15/2016

Stated Annual Interest Rate:	Floating Rate Note

Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.

Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding March 15, 2006.

Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning March 15, 2006.

Day Count Convention:	30/360

Interest Rate Basis:	Consumer Price Index Adjustment Rate

Index Maturity:	N/A

Spread:	+1.97%

Initial Interest Rate:	5.39%

Maximum Interest Rate:	N/A

Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:	Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding March 15, 2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:	The 15th day of each month during the term of the notes, beginning March 15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A

Original Issue Discount[3]:	N/A

Other Material Terms (if any):	N/A

[3]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 29				Trade Date: 2/13/2006
(To Prospectus dated July 8, 2005)				Issue Date: 2/16/2006

The date of this Pricing Supplement is February 13, 2006

CUSIP or Common Code:	41013NE46	41013NE61	41013NE79	41013NE95	41013NF37

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$822,000.00	$210,000.00	$220,000.00	$1,398,000.00	$572,000.00

Proceeds to Issuer:	$819,123.00	$208,530.00	$218,130.00	$1,384,020.00	$559,130.00

Discounts and Commissions:	0.350%	0.700%	0.850%	1.000%	2.250%

Reallowance:	0.100%	0.150%	0.150%	0.175%	0.350%

Dealer:	99.700%	99.375%	99.250%	99.100%	97.900%

Maturity Date:	2/15/2008	2/15/2010	2/15/2011	2/15/2012	2/15/2031

Stated Annual Interest Rate:	4.600%	4.650%	4.750%	5.100%	5.450%

Interest Payment Frequency:	Monthly	Monthly	Quarterly	Semi	Monthly

First Payment Date:	3/15/2006	3/15/2006	5/15/2006	8/15/2006	3/15/2006

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	2/15/2008 Callable one time only at 100% on call date above with 30 days notice	2/15/2011 Callable one time only at 100% on call date above with 30 days notice

Original Issue Discount[4]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[4]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

As of September 12, 2005 ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".